EXHIBIT 99.1

PRESS RELEASE

CONTACT:	Rick J. Tremblay	Linda Seefeldt
	Chief Financial Officer	SVP – Director of Marketing
	913.451.8050	913.451.8050
	ricktremblay@goldbanc.com	lindaseefeldt@goldbanc.com	www.goldbank.com

FOR IMMEDIATE RELEASE

Leawood, Kansas - 5/20/2005 (NASDAQ: GLDB) — Gold Banc Corporation, Inc. today announced that the District Court for Washita County, Oklahoma has granted Gold Bank’s motion to dismiss with prejudice a proposed class action case filed by H.D. Young, et al. against the Company, GBC Kansas, Inc. and Gold Bank, a Kansas bank. The ruling is subject to confirmation in a written order by the court, which may be appealed by the plaintiffs.

“We’re pleased with this confirmation of our earlier statements that we feel this case was filed without merit.  This justifies our vigorous defense of this matter,” commented Mick Aslin, President and CEO of Gold Banc Corporation, Inc.

A separate case, Wayne K. Janzen, et al. v. Gold Banc Corporation, Inc., et al., which also involves Gold Bank’s FSA guaranteed loan program, remains pending against Gold Bank in District Court of Kingfisher County, State of Oklahoma.  The plaintiffs’ motion for class certification in that case is still pending.

About Gold Banc

Gold Banc Corporation, Inc. is a financial holding company headquartered in Leawood, Kansas with over $4.4 billion in assets. Gold Banc provides banking and wealth management services in Kansas, Missouri, Oklahoma, and Florida through 38 banking locations. Gold Banc is traded on NASDAQ under the symbol GLDB.

Forward-Looking Statements

This release contains information and “forward-looking statements” which relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions “Forward-Looking Statements” and “Factors That May Affect Future Results of Operations, Financial Condition or Business.” Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.